EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2001
(18 U.S.C SECTION 1350)

In connection with the annual Report of Hydrocarb Energy Corp, on Form 10-K/A for the year ended July 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), Kent P. Watts, Chief Executive Officer and Christine P. Spencer, Chief Accounting Officer of Hydrocarb Energy Corp., do hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his or her knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 16, 2015

By:	/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer and a director
(Principal Executive Officer)

By:	/s/ Christine P. Spencer
Christine P. Spencer
Chief Accounting Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.